As filed with the Securities and Exchange Commission on June 17, 2026.
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Lazard, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	98-0437848 (I.R.S. Employer Identification No.)

30 Rockefeller Plaza
New York, New York 10112
(212) 632-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Lazard, Inc. 2018 Incentive Compensation Plan
(Full title of the plan)
Christian A. Weideman
Lazard, Inc.
30 Rockefeller Plaza
New York, New York 10112
(212) 632-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Catherine M. Clarkin
Stephen M. Salley
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
(212) 558-4000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large, accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement is filed by Lazard, Inc (the “Company”) pursuant to General Instruction E to Form S-8. The contents of the Registration Statements on Form S-8 previously filed on April 30, 2018 (No. 333-224552) and February 23, 2023 (No. 333-269977), each as amended on February 2, 2024, are incorporated by reference herein and made a part hereof, except as supplemented, amended or superseded by the information set forth below. This Registration Statement on Form S-8 is filed by the Company to register an additional 45,000,000 shares of the Company’s common stock, par value $0.01 per share, that may become issuable under the Lazard, Inc. 2018 Incentive Compensation Plan, as amended.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

3.1	Certificate of Incorporation of Lazard, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report (File No. 001-32492) on Form 8-K filed on January 2, 2024).
3.2	Certificate of Amendment, dated May 22, 2026, to the Certificate of Incorporation of Lazard, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report (File No. 001-32492) on Form 8-K filed on May 22, 2026).
3.3	Amended and Restated By-Laws of Lazard, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report (File No. 001-32492) on Form 8-K filed on May 22, 2026).
5.1*	Opinion of Sullivan & Cromwell LLP.
10.1	Lazard, Inc. 2018 Incentive Compensation Plan (incorporated by reference to Annex B to the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-32492) filed on March 15, 2018).
10.2*	Third Amendment to the Lazard, Inc. 2018 Incentive Compensation Plan.
10.3*	Fourth Amendment to the Lazard, Inc. 2018 Incentive Compensation Plan.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page to this Registration Statement).
107*	Filing Fee Table

*     Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 17th day of June, 2026.
LAZARD, INC.

By:    /s/ Peter R. Orszag
    Name:    Peter R. Orszag
    Title:    Chief Executive Officer and Chairman
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints CHRISTIAN A. WEIDEMAN and SHARI L. SOLOWAY, and each of them (with full power to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, of and supplements to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto any such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of their respective substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Peter R. Orszag	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	June 17, 2026
Peter R. Orszag

/s/ Tracy Farr	Chief Financial Officer (Principal Financial Officer)	June 17, 2026
Tracy Farr

/s/ Ann-Kristin Achleitner	Director	June 17, 2026
Ann-Kristin Achleitner

/s/ Andrew M. Alper	Director	June 17, 2026
Andrew M. Alper

/s/ Peter Harrison	Director	June 17, 2026
Peter Harrison

/s/ Stephen R. Howe Jr.	Director	June 17, 2026
Stephen R. Howe Jr.

/s/ Michelle Jarrard	Director	June 17, 2026
Michelle Jarrard

/s/ Iris Knobloch	Director	June 17, 2026
Iris Knobloch

/s/ Dan Schulman	Lead Independent Director	June 17, 2026
Dan Schulman

/s/ Dmitry Shevelenko	Director	June 17, 2026
Dmitry Shevelenko